Exhibit 99.1

horizon bancorp, inc.

LETTER OF TRANSMITTAL

To Tender for Exchange

7.00% Fixed-to-Floating Rate Subordinated Notes due 2035 CUSIP # 440407 AC8 / ISIN # US440407 AC86 and CUSIP # 440407 AB0 / ISIN # US440407 AB04 (the “Old Notes”)

for

7.00% Fixed-to-Floating Rate Subordinated Notes due 2035 that have been registered under the Securities Act of 1933 (the “Securities Act”) CUSIP # [___] / ISIN # [___] and CUSIP # [___] / ISIN # [___] (the “New Notes”)

HORIZON BANCORP, INC.

Pursuant to the Prospectus

Dated [              ], 2025

THE EXCHANGE OFFER DESCRIBED HEREIN (THE “EXCHANGE OFFER”) WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON [             ], 2025, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust, National Association

Deliver to:

By Hand, Overnight Delivery or Mail

(Registered or Certified Mail Recommended):

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Workflow Management – 5th Floor

By Facsimile Transmission (Eligible Institutions Only):

(302) 636-4139

Confirm by Telephone or for Information:

Information:

(302) 636-6470

Delivery of this Letter of Transmittal to an address other than as set forth above or transmission via facsimile will not constitute a valid delivery. Only hard copies of this Letter of Transmittal or presentations via Automated Tender Offer Program (“ATOP”) through the Depository Trust Company (“DTC”) will be accepted.

For procedural questions regarding this Letter of Transmittal or for any additional information, you may contact the Exchange Agent by email at DTC@wilmingtontrust.com. All other requests for information relating to the Exchange Offer shall be directed to the Company, at Horizon Bancorp, Inc., 515 Franklin Square, Michigan City, IN, 46360, Attention: Todd A. Etzler.

The Exchange Offer is not being mailed to, nor will tenders be accepted from or on behalf of, beneficial owners of outstanding Old Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

Preliminary Instructions

The undersigned hereby acknowledges receipt of the prospectus dated [            ], 2025 (as it may be amended or supplemented from time to time, the “Prospectus”) of Horizon Bancorp, Inc. (the “Company”) and this Letter of Transmittal (this “Letter of Transmittal”), which together constitute the Exchange Offer whereby the Company is offering to exchange its 7.00% Fixed-to-Floating Rate Subordinated Notes due 2035 (in global or definitive form) (the “Old Notes”) for a like principal amount of its 7.00% Fixed-to-Floating Rate Subordinated Notes due 2035 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (in global or definitive form) (the “New Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreements that the Company entered into with the initial purchasers of the Old Notes and do not have the right to additional interest under the circumstances described in such registration rights agreements relating to the Company’s fulfillment of its registration obligations. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof, or, if no interest has been paid on such Old Notes, from the date of its original issue.

This Letter of Transmittal is to be completed by all beneficial owners of Old Notes wishing to participate in the Exchange Offer.

The Company reserves the right, at any time and from time to time, to extend the Exchange Offer, in which case the term “Expiration Date” means the latest date and time to which the Exchange Offer is extended by the Company. In order to extend the Exchange Offer, the Company will notify the Exchange Agent, each registered holder and each beneficial owner of Old Notes by oral (confirmed in writing) or written notice or will issue a press release or other public announcement of such extension, each prior to 9:00 a.m., Eastern Time, on the next business day after the previously scheduled Expiration Date. The Exchange Offer is not conditioned upon the tender of any minimum aggregate principal amount of Old Notes.

The Company has not provided guaranteed delivery procedures in conjunction with this Exchange Offer or under any of the Prospectus or other materials provided herewith.

BENEFICIAL OWNERS OF OUTSTANDING OLD NOTES SHOULD COMPLETE THE APPROPRIATE BOXES BELOW AND SIGN THIS LETTER OF TRANSMITTAL TO INDICATE THE ACTION SUCH BENEFICIAL OWNERS ELECT TO TAKE WITH RESPECT TO THE EXCHANGE OFFER.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the Old Notes described in Box I (Description of Tendered Notes) (the “Tendered Notes”). The undersigned is the beneficial owner of all the Tendered Notes. Subject to, and effective upon, the acceptance for exchange of the Tendered Notes, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Tendered Notes.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the Tendered Notes with the full power of substitution to (i) deliver certificates for the Tendered Notes to the Company and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, (ii) present the Tendered Notes for transfer on the books of the Company and (iii) receive for the account of the Company all benefits and otherwise exercise all rights of beneficial ownership of the Tendered Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be an irrevocable power coupled with an interest.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Tendered Notes and to acquire the New Notes issuable upon such exchange and that when such Tendered Notes are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale and transfer and not subject to any adverse claim when the same are accepted by the Company and that the information set forth herein is correct.

If the undersigned is not a broker-dealer, the undersigned represents that it is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a “distribution”, as defined in the Securities Act, of New Notes, is acquiring the New Notes in its ordinary course of business, and is not acting on behalf of any person who could not truthfully make the foregoing representations.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making or other trading activities and that it has not entered into any arrangement or understanding with the Company or any of its affiliates to distribute the New Notes and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Old Notes).

The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer – Conditions.” The undersigned recognizes that as a result of these conditions

(which may be waived, in whole or in part, by the Company), the Company may not be required to exchange any of the Old Notes tendered hereby.

For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly Tendered Notes when, as and if the Company has given written notice thereof to the Exchange Agent.

The undersigned will, upon request, execute and deliver any additional documents to the Company deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Tendered Notes. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned, and shall not be affected by, and shall survive the death or incapacity of, the undersigned. The undersigned understands that tenders of the Tendered Notes pursuant to the procedures described in the Prospectus and the instructions herein will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions set forth herein and in the Prospectus.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY

BEFORE COMPLETING ANY BOX BELOW.

List below the Old Notes to which this Letter of Transmittal relates. If the space provided is inadequate, the Certificate number(s) and principal amount of the Old Note(s) should be listed on a separate signed schedule attached hereto.

BOX I DESCRIPTION OF TENDERED NOTES
Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s)*	Aggregate Principal Amount Represented by Certificate(s)*	Aggregate Principal Amount Tendered**

Total:

*	Need not be completed by book-entry holders.

**	Tenders of the Old Note(s) must be in a minimum principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof. Unless otherwise indicated in this column, a beneficial owner will be deemed to have tendered the full aggregate principal amount represented by such Old Notes. See Instruction 2.

BOX II

SIGNATURE

(See Instructions 1 and 3)

, 2025
, 2025
, 2025
Signatures by Tendering Beneficial Owners	Date

Telephone Number(s)

For any Tendered Notes, this Letter of Transmittal must be signed by the beneficial owner(s) as the name(s) appear(s) on the certificate(s) / book-entry(ies) for the Tendered Notes or by any person(s) authorized to become beneficial owner(s) by endorsements and documents submitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and the other information indicated below and, unless waived by the Company, submit herewith evidence satisfactory to the Company of authority to so act. See Instruction 3.

Name(s)
(Please Type or Print)

Capacity(ies)

Address(es)

(Including Zip Code)

Telephone Number(s)

Email Address ________________________________________________________________

DTC Participant Number for DWAC __________________
(Holder will need to instruct Custodian to enter a DWAC deposit on Settlement Date to receive new Bonds through DTCC.)

______________________________________________________________________
SIGNATURE GUARANTEE

If required, Certain Signatures Must be Guaranteed.

____________________________________________________________________

(Name of Institution Guaranteeing Signatures)

____________________________________________________________________________

(Address [including zip code] and Telephone Number [including area code] of Institution)

____________________________________________________________________________

(Authorized Signature)

_________________________________________________________

(Printed Name)

__________________________________________________________

(Title)

horizon bancorp, inc.

Instructions to Letter of Transmittal

FORMING PART OF THE TERMS AND CONDITIONS

OF THE EXCHANGE OFFER

Instruction 1: Delivery of this Letter of Transmittal and Tendered Notes. A beneficial owner of Old Notes may tender the same by (i) properly completing and signing this Letter of Transmittal and delivering the same, together with the certificate or certificates, if applicable, representing the Old Notes being tendered and any required signature guarantees and any other documents required by this Letter of Transmittal, to the Exchange Agent at its address set forth above on or prior to the Expiration Date, or (ii) complying with the procedure for book-entry transfer described below.

Beneficial owners of Old Notes may tender Old Notes by book-entry transfer by crediting the Old Notes to the Exchange Agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program (“ATOP”) and by complying with applicable ATOP procedures with respect to the Exchange Offer. To the extent any procedural terms herein conflict with the ATOP procedures, the ATOP procedures will govern. DTC participants that are accepting the Exchange Offer should transmit their acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send a computer-generated message (an “Agent’s Message”) to the Exchange Agent for its acceptance in which the beneficial owner of the Old Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal or the DTC participant confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including any representations and warranties) applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participants identified in the Agent’s Message.

The method of delivery of this Letter of Transmittal, the Old Notes and any other required documents is at the election and risk of the holder, and except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used. In all cases, sufficient time should be allowed to permit timely delivery. No Old Notes or Letters of Transmittal should be sent to the Company.

Instruction 2: Partial Tenders. Tendered Notes must be in a minimum principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof. If less than the entire principal amount of the Old Notes evidenced by materials provided in accordance with the ATOP procedures, the tendering beneficial owner(s) should indicate the aggregate principal amount of Old Notes to be tendered to DTC in accordance with ATOP procedures. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of

Old Notes held by the tendering beneficial owner is not tendered for exchange, then untendered Old Notes will be issued in accordance with ATOP procedures for Old Notes issued in global form and will be issued in global form for Old Notes issued in definitive form.

Instruction 3: Signatures on this Letter of Transmittal; Bond Powers and Endorsements. If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

Instruction 4: Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of Tendered Notes under the Exchange Offer. The tendering beneficial owner, however, will be required to pay any transfer taxes, whether imposed on the beneficial owner or any other person, if:

●	Tendered Notes are to be issued in the name of any person other than the registered or beneficial holder of the Tendered Notes so exchanged;

●	Tendered Notes are registered in the name of any person other than DTC (for Old Notes held in global form) or the undersigned (for Old Notes held in definitive form); or

●	A transfer tax is imposed for any reason other than the exchange of Tendered Notes under the Exchange Offer.

If satisfactory evidence of payment of transfer taxes, if applicable per the above, is not submitted with this Letter of Transmittal, the amount of any transfer taxes will be billed to the tendering beneficial owner.

Instructions 5: Important Tax Information. Under U.S. federal income tax law, a beneficial owner of New Notes may be subject to backup withholding on reportable payments received in respect of the New Notes unless the beneficial owner provides the Exchange Agent with its correct taxpayer identification number (“TIN”) and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is included herein, or otherwise establishes an exemption. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, a beneficial owner may be subject to a penalty imposed by the IRS, and backup withholding may apply to any reportable payments made to such beneficial owner. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely provided to the IRS.

To prevent backup withholding on reportable payments in respect of the New Notes, each beneficial owner that is a U.S. person for U.S. federal income tax purposes must provide such beneficial owner’s correct TIN by completing the enclosed IRS Form W-9, certifying that (i) the TIN provided on the IRS Form W-9 is correct (or that the beneficial owner is awaiting a TIN), (ii) the beneficial owner is not subject to backup withholding because (x) the beneficial owner is exempt from backup withholding, (y) the beneficial owner has not been notified by the IRS that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (z) the IRS has notified the beneficial owner that he or she is no longer subject to backup withholding, (iii) the beneficial owner is a U.S. person for U.S. federal income tax purposes (including a U.S. resident alien), and (iv) the FATCA code entered on the IRS Form W-9, if any, to indicate that the beneficial owner is exempt from FATCA reporting, is correct.

Certain beneficial owner (including, among others, corporations and certain non-U.S. persons) are not subject to backup withholding. Exempt U.S. beneficial owner should indicate their exempt status on IRS Form W-9 by entering the appropriate exempt payee code. Please see the instructions to the enclosed IRS Form W-9 for more detailed information about how to complete the IRS Form W-9, including information regarding the exempt payee codes.

A non-U.S. beneficial owner may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed IRS Form W-8BEN or other appropriate IRS Form W-8, signed under penalties of perjury, attesting to that beneficial owner’s exempt status. Non-U.S. beneficial owners are urged to consult with their tax advisors to determine which IRS Form W-8 is appropriate. The applicable IRS Form W-8 can be obtained from the Exchange Agent or the IRS website at www.irs.gov.

Instructions 6: Waiver of Conditions. The Company reserves the absolute right to waive any or all conditions relating to the Exchange Offer set forth in the Prospectus.

Instruction 7: No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All beneficial owners of Tendered Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Tendered Notes for exchange.

Instruction 8: Mutilated, Lost, Stolen or Destroyed Old Notes. Any beneficial owner whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address set forth on the front cover hereof for further instructions.

Instruction 9: Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Tendered Notes will be determined by the Company in its sole discretion, which determination will, subject to applicable law, be final and binding. The Company reserves the absolute right to reject any and all Tendered Notes not properly tendered or any Tendered Notes, the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to any Tendered Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the Instructions in this Letter of Transmittal) will, subject to applicable law, be final and binding on all parties. Unless waived, any defects or irregularities in connection with Tendered Notes must be cured within such time as the Company shall determine. Although the Company (or the Exchange Agent on behalf of the Company) intends to notify registered holders and beneficial owners of defects or irregularities with respect to tenders of Tendered Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Tendered Notes will not be deemed to have been made until such defects or irregularities have been cured by the applicable registered holder(s) or beneficial owner(s) or waived by the Company. Any Tendered Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering beneficial owners, unless otherwise provided in this Letter of Transmittal, as promptly as practicable following the Expiration Date.

Instruction 10: Acceptance of Tendered Notes and Issuance of Notes; Return of Notes. Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all validly tendered Old Notes as promptly as practicable after the Expiration Date and will issue New Notes therefor as promptly as practicable thereafter. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when the Company has given written notice thereof to the Exchange Agent. If any Tendered Notes are not exchanged pursuant to the Exchange Offer for any reason, such unexchanged Tendered Notes, if in definitive form, will be returned in accordance with the Exchange Agent’s procedures, or if in global form, will be returned in accordance with ATOP procedures. Unexchanged Tendered Notes represented by book-entry(ies) will remain on the books of the Company in their initial form.

Instruction 11: Requests for Assistance or Additional Copies. Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and email set forth on the front cover hereof.